Exhibit 10.1

XOMA CORPORATION

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is made as of August 24, 2017 (the “Execution Date”) by and between XOMA Corporation, a Delaware corporation (the “Company”), and Novartis Pharma AG, a company limited by shares (Aktiengesellschaft) incorporated under the laws of Switzerland (the “Investor”).

RECITALS

WHEREAS, the Company and the Investor have entered into that certain License Agreement (the “License Agreement”) and that certain IL-1 Target License Agreement by and between XOMA (US) LLC, a wholly owned subsidiary of the Company, and the Investor of even date herewith (together with the License Agreement, the “License Agreements”);

WHEREAS, pursuant to terms set forth in this Agreement the Company desires to sell to the Investor, and the Investor desires to purchase from the Company, shares of the Company’s common stock, par value $0.0075 per share (the “Common Stock”);

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1

Purchase and Sale of Shares

1.1    Sale of Shares. Subject to the terms and conditions hereof and of the License Agreement, the Company will issue and sell to the Investor, and the Investor will purchase from the Company, at the Closing (as defined below), 539,131 shares of Common Stock (the “Shares”) for a total purchase price of $5,000,000 (the “Aggregate Purchase Price”).

1.2    Closing. The purchase and sale of the Shares shall take place at a closing (the “Closing”) to be held at the offices of Hogan Lovells US LLP, 875 Third Avenue, New York, NY 10022 at a time and date not later than the fifth Business Day after the date on which the Investor receives the Servier Loan Release (as defined in the License Agreement), which time and date shall be specified by the Investor in writing with at least one Business Day’s notice, or such other time as agreed by both parties (the “Closing Date”). For purposes of this Agreement, “Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to be closed, as the case may be, in Basel, Switzerland or San Francisco, California. At the Closing, the Company will deliver or cause to be delivered to the Investor the Shares represented by book-entry credits and, concurrently, the Investor shall pay the Aggregate Purchase Price by wire transfer in accordance with the Company’s instructions.

SECTION 2

Representations and Warranties of the Company

The Company hereby represents and warrants the following as of the Execution Date and the Closing Date:

2.1    Organization and Good Standing and Qualifications. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease, operate and occupy its properties and to carry on its business as now being conducted. Except for the subsidiaries set forth on Exhibit 21.1 to the Company’s Form 10-K for the year ended December 31, 2016, all of which subsidiaries are wholly owned by the Company, the Company does not have any equity interest in, or control, any other business entity. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned or leased by it makes such qualification necessary, other than those in which the failure so to qualify or be in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event or condition that would reasonably be likely to have a material adverse effect on the business, operations, properties or financial condition of the Company and its consolidated subsidiaries, taken as a whole, or adversely affect in any material respect the ability of the Company to perform its obligations, or the Investor’s rights, under the License Agreements; provided, that none of the following shall, standing alone, constitute a “Material Adverse Effect”: the effects of conditions or events that are generally applicable to the capital, financial, banking or currency markets and the biotechnology industry; and changes in the market price of the Common Stock.

2.2    Authorization. (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement; (ii) the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby and thereby and the issuance, sale and delivery of the Shares have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required; and (iii) the Agreement has been duly executed and delivered and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, securities, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or indemnification or by other equitable principles of general application.

2.3    Valid Issuance of Shares. The issuance of the Shares has been duly authorized by all requisite corporate action. When the Shares are issued, sold and delivered in accordance with the terms of this Agreement for the consideration expressed herein, the Shares will be duly and validly issued and outstanding, fully paid, and nonassessable, and will be free of all liens and restrictions on transfer other than restrictions on transfer under this Agreement and under applicable state and federal securities laws and except as set forth in this Agreement the Investor shall be entitled to all rights accorded to a holder of shares of Common Stock. The Company has reserved a sufficient

2.4    No Conflict. The execution, delivery and performance of this Agreement, and any other document or instrument contemplated hereby, by the Company and the consummation by the Company of the transactions contemplated hereby, do not: (i) violate any provision of the Company’s Amended Certificate of Incorporation (the “Certificate”), as amended, or the Company’s By-laws (the “Bylaws”), (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party where such default or conflict would constitute a Material Adverse Effect, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound, which would constitute a Material Adverse Effect, (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, writ, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company are bound or affected where such violation would constitute a Material Adverse Effect, (v) require any consent of any third-party that has not been obtained pursuant to any material contract to which the Company is subject or to which any of its assets, operations or management may be subject where the failure to obtain any such consent would constitute a Material Adverse Effect, or (vi) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require any consent of any third-party that has not been obtained pursuant to, any agreement or other document filed, or required to be filed, as an exhibit to the Commission Documents (as defined below) pursuant to Item 601(b) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any filings that may be required to be made by the Company with the Securities and Exchange Commission (the “Commission”), the Financial Industry Regulatory Authority, Nasdaq or state securities commissions subsequent to the Closing); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

2.5    Compliance. The Company is not, and the execution and delivery of this Agreement and the consummation of the transactions contemplated herewith will not cause the Company to be (i) in violation or default of any provision of any instrument, mortgage, deed of trust, loan, contract, commitment filed with the Commission Documents, (ii) in violation of any provision of any judgment, decree, order or obligation to which it is a party or by which it or any of its properties or assets are bound, or (iii) in violation of any federal, state or, to its knowledge, local statute, rule or governmental regulation, in the case of each of clauses (i), (ii) and (iii), which would have a Material Adverse Effect.

2.6    Capitalization. As of August 24, 2017 (the “Reference Date”), a total of 5,003 shares of Series X Preferred Stock of the Company and 7,599,165 shares of Common Stock were issued and outstanding. Other than in the ordinary course of business, the Company has not issued any capital stock since the Reference Date other than pursuant to (i) employee benefit plans disclosed in the Commission Documents, and (ii) outstanding warrants, options or other securities disclosed in the Commission Documents. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities, and, for those shares issued until the Closing, have been issued in compliance with all federal and state securities laws, in each case except as would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Commission Documents, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind to which the Company is a party and relating to the issuance or sale of any capital stock of the Company, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing, no other party holds any preemptive right, co-sale right, right of first refusal, or registration right with respect to the Shares or the issuance and sale thereof. There are no shareholder agreements, voting agreements or other similar agreements with respect to the voting of the Shares to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

2.7    Commission Documents, Financial Statements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and since January 1, 2016 the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (all of the foregoing, including filings incorporated by reference therein, being referred to herein as the “Commission Documents”). The Common Stock is currently listed on the NASDAQ Global Market. The Company is not in violation of the listing requirements of the NASDAQ Global Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock from the NASDAQ Global Market in the foreseeable future. As of its date, each Commission Document filed since January 1, 2016 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder applicable to such document, and, as of its date, after giving effect to the information disclosed and incorporated by reference therein, no such Commission Document contained any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the Commission Documents filed with the Commission since January 1, 2016 complied as to form and substance in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally  accepted accounting  principles (“GAAP”) applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

2.8    Internal Controls and Procedures. The Company maintains disclosure controls and procedures as such terms are defined in, and required by, Rule 13a-15 and Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are effective as of the latest date of management’s evaluation of such disclosure controls and procedures as set forth in the Commission Documents to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Commission. The Company maintains a system of internal controls over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; and (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP. The Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (i) any material weaknesses in its internal control over financial reporting and (ii) any allegation of fraud that involves management of the Company or any other employees of the Company who have a significant role in the Company’s internal control over financial reporting or disclosure controls and procedures. Since January 1, 2016, the Company has not received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls.

2.9    Sarbanes-Oxley. Since January 1, 2016, the Company has been in material compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended.

2.10    Material Adverse Change. Since June 30, 2017, no event or series of events has or have occurred that would, individually or in the aggregate, have a Material Adverse Effect on the Company.

2.11    No Undisclosed Liabilities. To the Company’s knowledge, neither the Company nor any of its subsidiaries has any liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any of its subsidiaries (including the notes thereto) in conformity with GAAP and are not disclosed in the Commission Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses since June 30, 2017.

2.12    No Undisclosed Events or Circumstances. Except for the transactions contemplated by this Agreement and the License Agreements, no event or circumstance has occurred or exists with respect to the Company, its subsidiaries, or their respective businesses, properties, operations or financial condition that, under applicable law, rule or regulation, requires a filing with the Commission on Form 8-K (or would be required to be included in a registration statement filed under the Securities Act were such a registration statement filed on the date hereof) or public disclosure or announcement by the Company but that has not been so filed or publicly announced or disclosed.

2.13    Actions Pending. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company or any subsidiary that questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as set forth in the Commission Documents or as previously disclosed in writing to the Investor, there is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company, any subsidiary, or any of their respective properties or assets that could be reasonably expected to have a Material Adverse Effect on the Company. Except as set forth in the Commission Documents or as previously disclosed in writing to the Investor, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency that could be reasonably expected to result in a Material Adverse Effect.

2.14    Compliance with Law. The businesses of the Company and its subsidiaries have been and are presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as would not reasonably be expected to cause a Material Adverse Effect. The Company and each of its subsidiaries have all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted by it, except for such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, the failure to possess which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

2.15    Regulatory Authorization. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the Commission Documents, except where the failure to possess such certificates, authorizations or permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Authorizations”), and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any Material Authorization.

2.16    Patents and Trademarks. To the Company’s knowledge, the Company and each of its subsidiaries has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights (collectively “Proprietary Rights”) currently owned by or licensed to them in connection with the business currently operated by them that are necessary for use in the conduct of their respective businesses as described in the Commission Documents (collectively, the “Intellectual Property Rights”), except where the failure to so have would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor its subsidiaries has received any written notice that it or any of their Intellectual Property Rights infringe or otherwise violate the Proprietary Rights of any person.

To the knowledge of the Company, all of the Intellectual Property Rights are valid and enforceable and there is no existing infringement by another person of any of the Intellectual Property Rights. To the Company’s knowledge, there are no breaches or defaults of, or any disputes or threatened disputes concerning, any of the Intellectual Property Rights, except for breaches, defaults and disputes that relate to Intellectual Property Rights that are not and will not be the subject of the License Agreements and which breaches, defaults and disputes would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received a notice (written or otherwise) that any of the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two years from the date of this Agreement.

2.17    Exemption from Registration, Valid Issuance. Subject to, and in reliance on, the representations, warranties and covenants made herein by the Investor, the issuance and sale of the Shares in accordance with the terms and on the bases of the representations and warranties set forth in this Agreement may and shall be properly issued pursuant to Section 4(a)(2) of the Securities Act, Regulation D promulgated pursuant to the Securities Act (“Regulation D”) and any other applicable federal and state securities laws. The sale and issuance of the Shares pursuant to, and the Company’s performance of its obligations under, this Agreement will not (i) result in the creation or imposition of any liens, charges, claims or other encumbrances upon the Shares or any of the assets of the Company, or (ii) entitle the holders of any outstanding shares of capital stock of the Company to preemptive or other rights to subscribe to or acquire the Shares or other securities of the Company.

2.18    Transfer Taxes. All stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to the Investor hereunder will be, or will have been, fully paid or provided for by the Company and all laws imposing such taxes will be or will have been fully complied with.

2.19    Investment Company. The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.20    Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (a) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Shares, (b) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Shares, or (c) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

2.21    Brokers. Except as disclosed in writing to the Investor prior to the execution of this Agreement, there are no brokers, finders or financial advisory fees or commissions that will be payable by the Company or any of its subsidiaries in respect of the transactions contemplated by this Agreement or the License Agreements.

2.22    Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.23    Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

SECTION 3

Representations and Warranties of the Investor

The Investor hereby represents and warrants the following as of the Execution Date and as of the Closing Date:

3.1    Experience. The Investor is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s prospective investment in the Company, and has the ability to bear the economic risks of the investment.

3.2    Investment. The Investor is acquiring the Shares for investment for the Investor’s own account and not with the view to, or for resale in connection with, any distribution thereof. The Investor understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent as expressed herein. The Investor further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.

3.3    Rule 144. The Investor acknowledges that the Shares must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available. The Investor is aware of the provisions of Rule 144 promulgated under the Securities Act (“Rule 144”) that permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions. In connection therewith, the Investor acknowledges that the Company will make a notation on its stock books regarding the restrictions on transfers set forth in this Section 3, subject to Section 7.3, and will transfer the Shares on the books of the Company only to the extent not inconsistent herewith and therewith.

3.4    Access to Information. The Investor has received and reviewed information about the Company and has had an opportunity to discuss the Company’s business, management and financial affairs with its management and to review the Company’s facilities. The Investor has had a full opportunity to ask questions of and receive answers from the Company, or any person or persons acting on behalf of the Company, concerning the terms and conditions of an investment in the Shares. The Investor is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, except for the statements, representations and warranties contained in this Agreement and the License Agreement.

3.5    Authorization. This Agreement when executed and delivered by the Investor will constitute a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject to: (i) judicial principles respecting election of remedies or limiting the availability of specific performance, injunctive relief, and other equitable remedies; and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

3.6    Investor Status. The Investor acknowledges that it is either (i) an institutional “accredited investor” as defined in Rule 501(a) of Regulation D of the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A of the Securities Act, and the Investor shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.

3.7    No Inducement. The Investor was not induced to participate in the offer and sale of the Shares by the filing of any registration statement in connection with any public offering of the Company’s securities, and the Investor’s decision to purchase the Shares hereunder was not influenced by the information contained in any such registration statement.

3.8    Beneficial Ownership. Immediately following the Investor’s purchase of Shares hereunder, the Investor, together with its affiliates, will not beneficially own more than 9.99% of the Common Stock based on the number of shares of Common Stock outstanding as of the Execution Date. For purposes hereof, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

3.9    Purpose and Effect. The Investor is not acquiring the Shares for the purpose of or, to the knowledge of the Investor, with the effect of, changing or influencing the control of the Company, or in connection with or as a participant in any transaction that to the knowledge of the Investor has that purpose or effect.

3.10    Foreign Investor. The Investor hereby represents that (i) it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Shares or any use of this Agreement, including (A) the legal requirements within its jurisdiction for the purchase of the Shares, (B) any foreign exchange restrictions applicable to such purchase, (C) any governmental or other consents that may need to be obtained, and (D) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares; (ii) the Investor’s subscription and payment for and continued beneficial ownership of the Shares will not violate any applicable securities or other laws of the Investor’s jurisdiction, and (iii) the funds used to purchase the Shares do not violate the anti-money laundering provisions of the Money Laundering Control Act of 1986 or the Bank Secrecy Act of 1970, as amended by the USA Patriot Act of 2001.

3.11    Confidentiality. The Investor has treated all applicable disclosures made to it in connection with the transactions expressly contemplated by this Agreement in accordance with the applicable terms of the Confidentiality Agreement between Novartis International AG and the Company dated as of July 6, 2017.

SECTION 4

Conditions to the Investor’s Obligations at Closing

The obligations of the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions, any of which may be waived in writing by the Investor (except to the extent not permitted by law):

4.1    No Injunction, etc. No preliminary or permanent injunction or other binding order, decree or ruling issued by a court or governmental agency shall be in effect that shall have the effect of preventing the consummation of the transactions contemplated by this Agreement. No action or claim shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would be reasonably likely to (i) prevent consummation of any of the transactions contemplated by this Agreement, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (iii) have the effect of making illegal the purchase of, or payment for, any of the Shares by the Investor.

4.2    Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct in all respects on and as of the Closing.

4.3    Performance. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

4.4    Compliance Certificate. A duly authorized officer of the Company shall deliver to the Investor at the Closing a certificate stating that the conditions specified in Sections 4.2 and 4.3 have been fulfilled and certifying and attaching the Certificate, the Bylaws and authorizing Board of Directors resolutions with respect to this Agreement, the License Agreement and the transactions contemplated hereby and thereby.

4.5    Securities Laws. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

4.6    Authorizations. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

4.7    License Agreement. The License Agreement shall be in effect.

4.8    Legal Opinion. The Investor shall have received a legal opinion from Cooley LLP in form and substance reasonably acceptable to the Investor.

SECTION 5

Conditions to the Company’s Obligations at Closing

The obligations of the Company to the Investor under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions by the Investor:

5.1    Representations and Warranties. The representations and warranties of the Investor contained in Section 3 shall be true and correct in all material respects on and as of the Closing.

5.2    Securities Law Compliance. The offer and sale of the Shares to the Investor pursuant to this Agreement shall be exempt from the registration requirements of the Securities Act and the registration and/or qualification requirements of all applicable state securities laws.

5.3    Authorization. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement shall have been duly obtained and shall be effective on and as of the Closing.

5.4    License Agreement. The License Agreement shall be in effect.

SECTION 6

Company Covenants

6.1    SEC Filings. The Company will timely make all filings with the Commission that are required by the Company in connection with its entrance into this Agreement and the offer and sale of the Shares.

SECTION 7

Resales; Registration Rights

7.1    Rule 144 Reporting. With a view to making available to the Investor the benefits of certain rules and regulations of the Commission that may permit the sale of the Shares to the public without registration, the Company agrees to use commercially reasonable efforts to:

(a)    Make and keep public information available, as those terms are understood and defined in Rule 144;

(b)    File with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)    Furnish the Investor forthwith upon request (i) a written statement by the Company as to its compliance with the public information requirements of Rule 144, (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents as may be reasonably requested in availing the Investor of any rule or regulation of the Commission permitting the sale of any such securities without registration.

7.2    Registration.

(a)    If, after the six month anniversary of the Closing Date, the Shares cannot be sold without restriction pursuant to Rule 144, then upon the Investor’s written request, the Company will use commercially reasonable efforts to register the Shares for resale under the Securities Act on a Registration Statement on Form S-3 (the “Registration Statement”), filed within 60 days of such written request, and will use commercially reasonable efforts to have such Registration Statement promptly declared effective by the Commission; provided however, that the Company will not be required to register the Shares if the reason why the Investor is unable to sell the Shares without restriction pursuant to Rule 144 is due to the fact that the Investor purchased additional shares of Common Stock on either the public market or in a private transaction.

(b)    The Company will use commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date all of the Shares covered by such Registration Statement have been sold or can be sold publicly without restriction or limitation under Rule 144.

(c)    It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 7.2 that the Investor shall furnish to the Company such information regarding the Investor, and the distribution proposed by the Investor, as the Company may reasonably request and as shall be required in connection with the Registration Statement.

(d)    The Company shall pay all fees and expenses incident to the performance of or compliance with this Section 7.2 by the Company.

7.3    Restrictive Legend. The book-entry credits representing the Shares, when issued, will bear a restrictive legend in substantially the following form:

“THE SECURITIES EVIDENCED OR CONSTITUTED HEREBY HAVE BEEN ISSUED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED AND MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED WITHOUT REGISTRATION UNDER THE ACT UNLESS EITHER (i) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED IN CONNECTION WITH SUCH DISPOSITION OR (ii) THE SALE OF SUCH SECURITIES IS MADE PURSUANT TO SECURITIES AND EXCHANGE COMMISSION RULE 144.”

The legend set forth in this Section 7.3 and the related notation in the Company’s stock books shall be removed and the Company shall cause such legend to be removed from the book- entry credits representing the Shares within two Business Days of a request by the Investor if (i) the Shares are registered for resale under the Securities Act, (ii) the Shares are sold or transferred in compliance with Rule 144, or (iii) the Shares are eligible for sale under Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144. Following Rule 144 becoming available for the resale of Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144, the Company shall (at the Company’s expense), upon the written request of the Investor, and within two Business Days of such request, cause its counsel to issue to the Company’s transfer agent a legal opinion authorizing the removal of the legend from the book-entry credits representing the Shares, if requested by such transfer agent.

SECTION 8

Indemnification

Each party (an “Indemnifying Party”) hereby indemnifies and holds harmless the other party, such other party’s respective officers, directors, employees, consultants, representatives and advisers, and any and all affiliates of the foregoing (each of the foregoing, an “Indemnified Party”) from and against all losses, liabilities, costs, damages and expense (including reasonable legal fees and expenses) suffered or incurred by any such Indemnified Party to the extent arising from, connected with or related to (i) breach of any representation or warranty of such Indemnifying Party in this Agreement; and (ii) breach of any covenant or undertaking of any Indemnifying Party in this Agreement. If an event or omission (including, without limitation, any claim asserted or action or proceeding commenced by a third party) occurs that an Indemnified Party asserts to be an indemnifiable event pursuant to this Section 8, the Indemnified Party will provide written notice to the Indemnifying Party, setting forth the nature of the claim and the basis for indemnification under this Agreement. The Indemnified Party will give such written notice to the Indemnifying Party immediately after it becomes aware of the existence of any such event or occurrence. Such notice will be a condition precedent to any obligation of the Indemnifying Party to act under this Agreement but will not relieve it of its obligations under the indemnity except to the extent that the failure to provide prompt notice as provided in this Agreement prejudices the Indemnifying Party with respect to the transactions contemplated by this Agreement and to the defense of the liability. In case any such action is brought by a third party against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it wishes, to assume the defense and settlement thereof with counsel reasonably selected by it and, after notice from the Indemnifying Party to the Indemnified Party of such election so to assume the defense and settlement thereof, the Indemnifying Party will not be liable to the Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, provided, however, that an Indemnified Party shall have the right to employ separate counsel at the expense of the Indemnifying Party if (i) the employment thereof has been specifically authorized in writing by the Indemnifying Party or (ii) representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interests between such parties (which such judgment shall be made in good faith after consultation with counsel). The Indemnified Party agrees to cooperate fully with (and to provide all relevant documents and records and make all relevant personnel available to) the Indemnifying Party and its counsel, as reasonably requested, in the defense of any such asserted claim at no additional cost to the Indemnifying Party. No Indemnifying Party will consent to the entry of any judgment or enter into any settlement with respect to any such asserted claim without the prior written consent of the Indemnified Party, not to be unreasonably withheld or delayed, (a) if such judgment or settlement does not include as an unconditional term thereof the giving by each claimant or plaintiff to each Indemnified Party of a release from all liability in respect to such claim or (b) if, as a result of such consent or settlement, injunctive or other equitable relief would be imposed against the Indemnified Party or such judgment or settlement could materially and adversely affect the business, operations or assets of the Indemnified Party. No Indemnified Party will consent to the entry of any judgment or enter into any settlement with respect to any such asserted claim without the prior written consent of the Indemnifying Party, not to be unreasonably withheld or delayed. If an Indemnifying Party makes a payment with respect to any claim under the representations or warranties set forth herein and the Indemnified Party subsequently receives from a third party or under the terms of any insurance policy a sum in respect of the same claim, the receiving party will repay to the other party such amount that is equal to the sum subsequently received.

SECTION 9

Miscellaneous

9.1    Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York as applied to agreements entered into and performed entirely in the State of New York by residents thereof.

9.2    Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or other proceeding arising out of this Agreement. Each party agrees to commence any such action, suit or proceeding in the United States District Court for the Southern District of New York or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such action, suit or proceeding arising out of this Agreement in the United States District Court for the Southern District of New York, and hereby and thereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

9.3    Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Investor and the Closing.

9.4    Successors, Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by either party without the prior written consent of the other; except that the Investor may assign this Agreement to an affiliate of such party or and either party may assign this Agreement to any third party that acquires all or substantially all of such party’s business, whether by merger, sale of assets or otherwise.

9.5    Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile (receipt confirmed) or mailed by registered or certified mail, postage prepaid, return receipt requested, or otherwise delivered by hand or by messenger, addressed if to the Investor, at the following address:

Novartis Pharma AG

Lichtstrasse 35

4056 Basel

Switzerland

Attention: Head, BD&L

with a copy to:

Novartis Pharma AG

Lichtstrasse 35

4056 Basel

Switzerland

Attention: General Counsel

if to the Company, at the following address:

XOMA Corporation

2910 Seventh Street

Berkeley, CA 94710

Attention: Thomas Burns, CFO

Email: burns@xoma.com

with a copy to:

Cooley LLP

3175 Hanover St.

Palo Alto, CA 94304

Attention: Michael Tenta

Telephone: (650) 843-5636

Facsimile: (650) 849-7400

Email: mtenta@cooley.com

or at such other address as one party shall have furnished to the other party in writing. All notices and communications under this Agreement shall be deemed to have been duly given (i) when delivered by hand, if personally delivered, (ii) when received by a recipient, if sent by email, (iii) when sent, if sent by facsimile, with an acknowledgement of sending being produced by the sending facsimile machine or (iv) one Business Day following sending within the United States by overnight delivery via commercial one-day overnight courier service.

9.6    Expenses. Each of the Company and the Investor shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

9.7    Finder’s Fees. Each of the Company and the Investor shall indemnify and hold the other harmless from any liability for any commission or compensation in the nature of a finder’s fee, placement fee or underwriter’s discount (including the costs, expenses and legal fees of defending against such liability) for which the Company or the Investor, or any of its respective partners, employees, or representatives, as the case may be, is responsible.

9.8    Counterparts. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing the counterpart, and all of which together shall constitute one instrument.

9.9    Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

9.10    Entire Agreement. This Agreement and the License Agreement, including the exhibits and schedules attached hereto and thereto, constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. No party shall be liable or bound to any other party in any manner with regard to the subjects hereof or thereof by any warranties, representations or covenants except as specifically set forth herein or therein.

9.11    Waiver. The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. None of the terms, covenants and conditions of this Agreement can be waived except by the written consent of the party waiving compliance.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

XOMA CORPORATION

By:	/s/ Jim R. Neal
	Name:	Jim R. Neal
	Title:	CEO

NOVARTIS PHARMA AG

By:	/s/ Neil Johnston
	Name:	Neil Johnston
	Title:	As Attorney

By:	/s/ Kim Parker
	Name:	Kim Parker
	Title:	As Attorney

[Signature page to Common Stock Purchase Agreement ]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

XOMA CORPORATION

By:	/s/ Jim R. Neal
	Name:	Jim R. Neal
	Title:	CEO

NOVARTIS PHARMA AG

By:
Name:
Title:

By:
Name:
Title:

[Signature page to Common Stock Purchase Agreement ]